UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2004

ALDILA, INC.

(Exact Name of registrant as specified in its charter)

DELAWARE	0-21872	13-3645590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13450 STOWE DRIVE POWAY, CALIFORNIA		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 513-1801

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of April 26, 2004.

Item 9.  Regulation FD Disclosure

On April 26, 2004, Aldila, Inc. (NASDAQ:NMS:ALDA) announced today that negotiations regarding the sale of selected assets of Carbon Fiber Technology LLC (“CFT”), a joint venture limited liability company owned by it and its joint venture partner to an independent third party have ended due to a failure of the three parties to reach an acceptable definitive agreement.  The proposed sale was previously announced on February 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2004	ALDILA, INC.

	By:	/s/ Robert J. Cierzan
Robert J. Cierzan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of April 26, 2004.